SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2001

Healthcare Recoveries, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-22585	61-1141758

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Watterson Tower, Louisville, Kentucky	40218

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):	(502) 454-1340

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

      On February 2, 2001, Healthcare Recoveries, Inc. (“HCRI”) announced that it had reached an agreement in principle to settle the DeGarmo class action litigation currently pending against HCRI in federal court in West Virginia for approximately $3 million. This announcement is contained in the press release attached hereto as Exhibit 99.1 which is incorporated herein by reference in its entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

Exhibit No.

99.1	Text of Press Release of Healthcare Recoveries, Inc., dated February 2, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2001

Healthcare Recoveries, Inc.

By:	/s/ Douglas R. Sharps

Douglas R. Sharps Executive Vice President and Chief Financial Officer